UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2010

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

#120 - 2441 West Horizon Ridge Pkwy.
Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Directors

Effective May 1, 2010, the Board of Directors of Searchlight Minerals Corp. (the “Company”) appointed J.C. “Mac” McFarland to serve as an independent Class II Director of the Board of Directors until the Company’s 2012 annual meeting of the stockholders.  It is anticipated that he will serve on the Company’s Audit and Compensation Committees.

Mr. McFarland has 30 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ-listed company, where he was Chairman and Chief Executive Officer from 1986 until its sale in 1997.  Since 1997, he has been a consultant with McFarland Advisors, Inc.  He served on the boards of NYSE-listed Venoco, Inc. from 2004 through the present, NYSE-listed Huntway Refining from 1988 to 2001, and privately held Gotland Oil, Inc. from 2000 to 2001.  He was President of the California Independent Petroleum Association from 1996 to 1998. Mr. McFarland earned a B.S. Degree in Business Administration (Finance and Accounting) from the University of California, Berkeley, along with graduate programs in management and finance at Harvard and Stanford Universities.  Mr. McFarland is a certified public accountant who has elected inactive license status, and is a “Financial Expert” in accordance with SEC and exchange listing Audit Committee requirements.  In determining Mr. McFarland's qualifications to serve on our Board of Directors, the Board has considered, among other things, his experience and expertise in finance, accounting and management.  In addition, the Board believes that Mr. McFarland’s membership on the Company’s Board of Directors helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

As compensation for his services as a member of the Board of Directors, Mr. McFarland will receive $36,000 per annum in cash and a quarterly stock option grant of twice the number of shares that would be granted to equal $9,000 based on the Company’s common stock closing price on the last day of the quarter, and expiring five years from the date of grant.

On May 1, 2010, Mr. McFarland also received options to purchase up to 200,000 shares of common stock, which will vest pro rata over four years, from May 1, 2011 through May 1, 2014.  The options each expire on the five year anniversary of the date that they vest.  All stock options will be subject to the terms and conditions of the Company’s 2009 Stock Incentive Plan for Directors and their respective grant agreements.

ITEM 7.01       REGULATION FD DISCLOSURE

On May 3, 2010, the Company issued a press release, which is attached hereto as Exhibit 99.

The press release attached hereto is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit 99         Press Release dated May 3, 2010, issued by Searchlight Minerals Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 3, 2010

SEARCHLIGHT MINERALS CORP.

By:	/s/ Ian R. McNeil
Ian R. McNeil
President

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated May 3, 2010, issued by Searchlight Minerals Corp.